Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 21, 2025 (July 28, 2025 as to the effects of the revision discussed in Note 1, and September 3, 2025 as to the effects of the stock conversion described in Note 1), relating to the financial statements of Park Dental Partners, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, MN

September 3, 2025